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                       CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Acclaim Entertainment, Inc.:

We consent to the use in this Registration Statement on Form S-8 of Acclaim Entertainment, Inc. of our report dated October 22, 1998.


KPMG PEAT MARWICK LLP

New York, New York
December 8, 1998